As filed with the Securities and Exchange Commission on November 16, 2000
                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              CHILES OFFSHORE INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                    76-0656029
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               ------------------

                        11200 RICHMOND AVENUE, SUITE 490
                              HOUSTON, TEXAS 77082
                                 (713) 339-3777
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                              CHILES OFFSHORE INC.
                             2000 STOCK OPTION PLAN
                              (Full Title of Plan)

                               ------------------

                                 DICK FAGERSTAL
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                              CHILES OFFSHORE INC.
                        11200 RICHMOND AVENUE, SUITE 490
                              HOUSTON, TEXAS 77082
                                 (713) 339-3777
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                             DAVID E. ZELTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                               ------------------



NY2:\979057\02\KZG102!.DOC\73293.0016

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Each Class of Securities           Amount to be     Proposed Maximum Offering    Proposed Maximum          Amount of
to be Registered                            Registered (1)       Price Per Share (2)      Aggregate Offering       Registration
                                                                                              Price(2)                 Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        1,009,536               $19.00                $17,982,794              $4,747
==================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined as follows: (i) with respect to 524,359 shares of Common Stock in respect of which options have been granted under the plan, the proposed maximum offering price per share is the exercise price of $19.00 per share and (ii) with respect to the remaining 485,177 shares of Common Stock issuable under the plan being registered hereunder in respect of which options have yet to be granted under the plan, the proposed maximum offering price per share was estimated based on the average high and low sale prices of the Common Stock as reported by the American Stock Exchange on November 14, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.              PLAN INFORMATION

                     The documents containing the information specified in Part I of Form S-8, the statement of availability of information required by Item 2 of Form S-8 and the information relating to the Chiles Offshore Inc. 2000 Stock Option Plan (the "Plan") and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the participants of the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.              REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plan and its administrators are available without charge by contacting:


                                 Dick Fagerstal
          Senior Vice President, Chief Financial Officer and Secretary
                              Chiles Offshore Inc.
                        11200 Richmond Avenue, Suite 490
                              Houston, Texas 77082
                                 (713) 339-3777

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Securities and Exchange Commission (the "Commission") by Chiles Offshore Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

                (a) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000;

                (b) The Company's prospectus filed with the Commission pursuant to Rule 424(b), dated September 18, 2000; and

                (c) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 24, 2000.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.              DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the cases, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

                     Article Ninth of the Company's Certificate of Incorporation (the "Chiles Offshore Charter") and Article III of the Company's By-Laws (the "Chiles Offshore By Laws") provide as follows:

           1. Limitation On Liability

                     No director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the Company or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or
(iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of Article Ninth of the Chiles Offshore Charter nor the adoption of any provision of the Chiles Offshore Charter inconsistent with such Article Ninth, shall eliminate or reduce the effect of such Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for such Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

           2. Indemnification

                o Right to Indemnification. The Company shall indemnify, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, all persons whom the Company may indemnify pursuant thereto and in the manner prescribed thereby.

                o Prepayment of Expenses. The Company shall pay the expenses (including attorney's fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to prepay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article III of the Chiles Offshore By Laws or otherwise.

                     The Company has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.              EXHIBITS.

Exhibit
Number              Description
------              -----------

4.1                 Form of Certificate of Incorporation of Chiles Offshore Inc.
                    (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

4.2 Form of Bylaws of Chiles Offshore Inc. (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

4.3 Form of Specimen Certificate for Common Stock of Chiles Offshore Inc. (incorporated herein by reference to Exhibit
                    4.1 to Amendment No. 2 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

*4.4                Chiles Offshore Inc. 2000 Stock Option Plan, as amended

*5.1                Opinion of Weil, Gotshal & Manges LLP

*23.1               Consent of Arthur Andersen LLP

*23.2               Consent of Weil, Gotshal & Manges LLP (contained in exhibit
                    5.1)

*23.3               Consent of Bassoe Offshore Consultants Limited of Edinburgh
                    (UK)


*24.1 Powers of Attorney (included in the signature pages of this Registration Statement)


--------------------------------

*  Filed herewith.

ITEM 9.              UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of New York, state of New York, on November 13, 2000.


                                          CHILES OFFSHORE INC.

                                          By: /s/ Dick Fagerstal
                                              ---------------------------------
                                               Dick Fagerstal
                                               Senior Vice President,
                                                  Chief Financial Officer
                                                  and Secretary


                                POWER OF ATTORNEY

                     We, the undersigned directors and officers of Chiles Offshore Inc. (the "Company") and each of us, do hereby constitute and appoint Dick Fagerstal and William Chiles, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                   TITLE                                                     DATE
             ---------                                   -----                                                     ----
/s/ Charles Fabrikant                       Chairman of the Board and Director                               November 13, 2000
---------------------------------------
Charles Fabrikant


/s/Randall Blank                            Director                                                         November 13, 2000
---------------------------------------
Randall Blank
                                                                                                             November 13, 2000

/s/ William Chiles                          President, Chief Executive Officer and Director
---------------------------------------
William Chiles


/s/ Dick Fagerstal                          Senior Vice President, Chief Financial Officer, Secretary        November 13, 2000
---------------------------------------     and Director (Principal Financial and Accounting Officer)
Dick Fagerstal




                                       7

/s/ Jonathan Fairbanks                      Director                                                         November 13, 2000
---------------------------------------
Jonathan Fairbanks


/s/ Timothy McKeand                         Director                                                         November 13, 2000
---------------------------------------
Timothy McKeand


/s/ Robert Pierot                           Director                                                         November 13, 2000
---------------------------------------
Robert Pierot


/s/ Patricio Morphy                         Director                                                         November 13, 2000
---------------------------------------
Patricio Morphy


/s/ Alan Locker                             Director                                                         November 13, 2000
---------------------------------------
Alan Locker


/s/ Luis Morphy                             Director                                                         November 13, 2000
---------------------------------------
Luis Morphy


Exhibits
--------

Number              Description
------              -----------

4.1                 Form of Certificate of Incorporation of Chiles Offshore Inc.
                    (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

4.2 Form of Bylaws of Chiles Offshore Inc. (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

4.3 Form of Specimen Certificate for Common Stock of Chiles Offshore Inc. (incorporated herein by reference to Exhibit
                    4.1 to Amendment No. 2 to the Registration Statement of Chiles Offshore LLC on Form S-1 (No. 333-39418))

*4.4                Chiles Offshore Inc. 2000 Stock Option Plan, as amended

*5.1                Opinion of Weil, Gotshal & Manges LLP

*23.1               Consent of Arthur Andersen LLP

*23.2               Consent of Weil, Gotshal & Manges LLP (contained in exhibit
                    5.1)

*23.3               Consent of Bassoe Offshore Consultants Limited of Edinburgh
                    (UK)

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement)


--------------------------------

*  Filed herewith.